                                                                    Exhibit 99.2

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

     Guidelines for Determining the Proper Identification Number to Give the Payer. The taxpayer identification number for an individual is the individual's Social Security number. Social Security numbers have nine digits separated by two hyphens: e.g., 000-00-0000. The taxpayer identification number for an entity is the entity's Employer Identification number. Employer Identification numbers have nine digits separated by one hyphen: e.g., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------------------------------------------------------------------------
                                Give the NAME and SOCIAL                                          Give the NAME and EMPLOYER
For this type of account:       SECURITY number of-              For this type of account:        IDENTIFICATION number of-
----------------------------------------------------------------------------------------------------------------------------
1. Individual                   The individual                   6.  A valid trust, estate or     The legal entity (4)
                                                                     pension trust

2. Two or more individuals      The actual owner of the          7.  Corporate                    The corporation
   (joint account)              account or, if combined funds,
                                the first individual on the
                                account (1)

3. Custodian account of a       The minor (2)                    8.  Association, club,           The organization
   minor (Uniform Gift to                                            religious, charitable,
   Minors Act)                                                       educational or other
                                                                     tax-exempt organization

4. a. The usual revocable       The grantor-trustee (1)          9.  Partnership                  The partnership
      savings trust (grantor
      is also trustee)

   b. So-called trust account   The actual owner (1)             10. A broker or registered       The broker or nominee
      that is not a legal or                                         nominee
      valid trust under state
      law

5. Sole proprietorship          The owner (3)                    11. Account with the             The public entity
                                                                     Department of Agriculture
                                                                     in the name of a public
                                                                     entity (such as a state or
                                                                     local government, school
                                                                     district, or prison) that
                                                                     receives agricultural
                                                                     program payments
----------------------------------------------------------------------------------------------------------------------------

<F1>
(1)  List first and circle the name of the person whose number your furnish.
<F2>
(2)  Circle the minor's name and furnish the minor's social security number.
<F3>
(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your SSN or TIN (if you have one).
<F4>
(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
                                     Page 2

Section references are to the Internal Revenue Code.

Obtaining a Number

If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

In some cases, individuals who become U.S. resident aliens for tax purposes, are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN. These individuals must apply for an Individual Taxpayer Identification Number ("ITIN") on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

To complete the Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space for the taxpayer identification number in Part 1, sign and date the Form, and give it to the requester. If the requester does not receive your taxpayer identification number within 60 days, backup withholding, if applicable, will begin and will continue until you furnish your taxpayer identification number to the requester.

Payees Exempt from Backup Withholding

The following is a list of payees that are or may be exempt from backup withholding and for which no information reporting is required. For interest and dividends, all listed payees are exempt except item (9). For broker transactions, payees listed in (1) through (13) and a person registered under the Investment Advisers Act of 1940 who regularly acts as a broker are exempt. Payments subject to reporting under sections 6041 and 6041A are generally exempt from backup withholding only if made to payees described in items (1) through
(7), except that a corporation that provides medical and health care services or bills and collects payments for such services is not exempt from backup withholding or information reporting. Only payees described in items (1) through
(5) are exempt from backup withholding for barter exchange transactions, patronage dividends and payments by certain fishing boat operators.

(1) An organization exempt from tax under section 501(a), or an individual retirement plan ("IRA"), or a custodial account under 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

(2)  The United States or any of its agencies or instrumentalities.

(3) A State, the District of Columbia, a possession of the United States or any of their political subdivisions or instrumentalities.

(4) A foreign government or any of its political subdivisions, agencies or instrumentalities.

(5)  An international organization or any of its agencies or instrumentalities.

(6)  A corporation.

(7)  A foreign central bank of issue.

(8) A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

(9) A futures commission merchant registered with the Commodity Futures Trading Commission.

(10) A real estate investment trust.

(11) An entity registered at all times during the tax year under the Investment Company Act of 1940.

(12) A common trust fund operated by a bank under section 584(a).

(13) A financial institution.

(14) A middleman known in the investment community as a nominee or custodian.

(15) A trust exempt from tax under section 664 or described in section 4947.

Payments of dividends and patronage dividends generally not subject to backup withholding also include the following:

..    Payments to nonresident aliens subject to withholding under section 1441.

..    Payments to partnerships not engaged in a trade or business in the United
     States and that have at least one nonresident partner.

..    Payments of patronage dividends not paid in money.

..    Payments made by certain foreign organizations.

..    Section 404(k) distributions made by an ESOP.

Payments of interest generally not subject to backup withholding include the following:

..    Payments of interest on obligations issued by individuals.

     Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

..    Payments of tax-exempt interest (including exempt interest dividends under section 852).

..    Payments described in section 6049(b)(5) to nonresident aliens.

..    Payments on tax-free covenant bonds under section 1451.

..    Payments made by certain foreign organizations.

..    Mortgage interest paid by you.

Payments that are not subject to information reporting are also not subject to backup withholding. For details see sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations under such sections.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER. WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Privacy Act Notices

Section 6109 requires you to give your correct taxpayer identification number to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt or contributions you made to an IRA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice of civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. You must provide your taxpayer identification number whether or not you are qualified to file a tax return. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3)  Criminal Penalty for Falsifying Information

     Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.